Exhibit 99.1
__________________________________________________________________

FOR IMMEDIATE RELEASE

Contacts:	William W. Sheehan II	Connie Kao
	Executive Vice President,	Senior Vice President, Investor Relations
	Chief Financial Officer	(925) 965-4668
	(925) 965-4150	connie.kao@ros.com

ROSS STORES REPORTS FOURTH QUARTER EARNINGS WELL ABOVE GUIDANCE

ANNOUNCES NEW TWO-YEAR REPURCHASE AUTHORIZATION AND
10% INCREASE IN QUARTERLY CASH DIVIDEND

PROVIDES FIRST QUARTER AND FISCAL 2026 GUIDANCE

Dublin, California, March 3, 2026 -- Ross Stores, Inc. (Nasdaq: ROST) today reported financial results for the 13‑week fourth quarter and 52‑week fiscal year ended January 31, 2026.

Highlights:
•Total sales for the fourth quarter of fiscal 2025 grew 12%, with comparable store sales increasing a robust 9%
•Fourth quarter operating margin of 12.3% exceeded the Company’s plan of 11.5% to 11.8%, primarily from the strong sales performance
•Earnings per share for the fourth quarter of $2.00 was well above guidance of $1.77 to $1.85
•For the full year, sales reached a record $22.8 billion, with comparable store sales growth of 5%, and earnings per share of $6.61

Jim Conroy, Chief Executive Officer, commented, “We are pleased to report that business momentum accelerated further in the fourth quarter, with both sales and earnings significantly surpassing our expectations. Throughout the holiday season, we delivered compelling merchandise assortments to our stores, benefited from higher customer engagement through our new marketing campaigns, and executed in‑store initiatives that enhanced the customer experience.”

ROSS STORES, INC. 5130 Hacienda Drive, Dublin, CA 94568 (925) 965-4400

Mr. Conroy continued, “For the full year, we delivered a solid performance. While the first half presented challenges amid a dynamic macroeconomic environment, including the impact of tariffs and broader consumer uncertainty, we remained focused on executing our strategy and managing the business with discipline. As the year progressed, underlying trends steadily improved, reflecting the strength of our merchandising efforts, enhanced marketing programs, and improved shopping experience. This momentum built throughout the back half of the year and culminated in a strong finish, positioning us well as we move into the year ahead.”

Fourth Quarter Results

Sales increased 12% to $6.6 billion, up from $5.9 billion in 2024. Comparable store sales rose a robust 9% for the quarter on top of a solid 3% gain last year. Net income was $646 million versus $587 million last year, while earnings per share increased to $2.00, compared with $1.79 per share in the prior year period. Excluding a $0.14 per share gain from the sale of a packaway facility in 2024, earnings per share grew 21%.

Fiscal 2025 Results

Total sales increased to a record $22.8 billion, up 8% compared with last year’s $21.1 billion. Comparable store sales grew 5% on top of a solid 3% gain in fiscal 2024. Net income for fiscal 2025 was $2.1 billion, similar to the prior year, while earnings per share were $6.61, up from $6.32 last year. Excluding the $0.14 per share gain from the facility sale in fiscal 2024 and the approximate $0.16 per share impact from tariff-related costs this year, earnings per share growth for the full year was 10%.

Update on Shareholder Payouts

During the recently completed fourth quarter, 1.5 million shares of common stock were repurchased for a total price of $262 million. For fiscal 2025, a total of 7.1 million shares were repurchased for an aggregate purchase price of $1.05 billion, completing the two-year stock repurchase program as planned.

The Company’s Board of Directors recently approved a new two-year $2.55 billion stock repurchase authorization for fiscal 2026 and 2027. This new program represents a 21% increase over the recently completed repurchase of $2.1 billion of common stock during 2024 and 2025 combined. The Board also authorized a 10% increase in the Company’s quarterly cash dividend to $0.445 per share. This higher quarterly dividend amount is payable on March 31, 2026 to stockholders of record as of March 13, 2026.

Mr. Conroy noted, “The increases to our stock repurchase and dividend programs reflect our continued commitment to return excess cash to our shareholders after funding growth and other capital needs of our business.”

Fiscal 2026 Guidance

Looking ahead, Mr. Conroy said, “We ended the fourth quarter with solid momentum, and while early, we are encouraged by the very strong start to the Spring season. As such, for the 13 weeks ending May 2, 2026, comparable store sales are forecasted to increase 7% to 8%. If sales perform in line with this forecast, earnings per share are projected to be $1.60 to $1.67, compared to $1.47 for the first quarter ended May 3, 2025. For the 52 weeks ending January 30, 2027, we are projecting same store sales growth of 3% to 4% on top of a 5% gain in 2025. Based on these assumptions, fiscal 2026 earnings per share are projected to be in the range of $7.02 to $7.36, compared to $6.61 for the fiscal year ended January 31, 2026.”

Mr. Conroy concluded, “As we reflect on 2025, we are proud of the meaningful progress we made across the business, including advancing key initiatives to further drive topline growth, while improving our operational performance. These solid results are a testament to the dedication and hard work of our Associates. As we move into 2026, we are encouraged by the strength of our business and confident in the strategic priorities we have set for the year. With a healthy balance sheet, disciplined execution, and a clear focus on delivering compelling value to our customers, we believe we are well-positioned to capture additional market share and drive sustainable, profitable growth in the year ahead and beyond.”

The Company will host a conference call on Tuesday, March 3, 2026 at 4:15 p.m. Eastern time to provide additional details concerning its fourth quarter and fiscal year 2025 results, and management’s outlook for fiscal 2026. A real-time audio webcast of the conference call will be available in the Investors section of the Company’s website, located at www.rossstores.com. An audio playback will be available at 201-612-7415, PIN #13758467 until 8:00 p.m. Eastern time on March 10, 2026, as well as on the Company’s website.

Forward-Looking Statements: This press release and the related conference call remarks contain forward-looking statements regarding, without limitation, projected sales, costs, and earnings, planned new store growth, capital expenditures, and other matters. These forward-looking statements reflect our then-current beliefs, plans, and estimates with respect to future events and our projected financial performance and operations, and they are subject to risks and uncertainties which could cause our actual results to differ materially from management’s current expectations. The words “plan,” “expect,” “target,” “anticipate,” “estimate,” “believe,” “forecast,” “projected,” “guidance,” “outlook,” “looking ahead,” and similar expressions identify forward-looking statements. Risk factors for Ross Dress for Less® (“Ross”) and dd’s DISCOUNTS® include without limitation, risk from changes in the macroeconomic environment, government regulation or policy, geopolitical conditions, and financial and credit markets; continuing inflation, tariff increases (or threats of increases), potential supply chain disruptions, and other external events may have significant negative effects on our costs, and also on consumer confidence, shopping behavior, and spending, which may adversely affect our sales and profitability; changes and uncertainty in U.S. trade or tax policy regarding apparel, home-related merchandise, shoes, and other goods we sell produced in other countries could adversely affect our business; competitive pressures and the pace of change in the retailing industry are high; unexpected changes in the level of consumer spending or preferences could adversely affect us; adverse or unseasonable weather may affect shopping patterns and consumer demand for seasonal apparel and other merchandise, and may result in temporary store closures and disruptions in deliveries of merchandise to our stores; we may experience volatility in sales and earnings; we depend on the market availability, quantity, and quality of attractive brand name merchandise at desirable discounts, and on the ability of our buyers to source and purchase merchandise to enable us to offer customers a wide assortment of merchandise at competitive prices; to achieve growth, we need to expand in existing markets and enter new geographic markets; our inability to continually attract, train, and retain associates with the retail talent necessary to execute our off-price retail strategies, as well as labor shortages, increased turnover, or increased labor costs could adversely affect our operating results; we need to obtain acceptable new store sites with favorable consumer demographics to achieve our planned growth; our ability to effectively advertise and market our business could impact customer traffic and demand for our merchandise; in order to achieve our planned gross margins, we must effectively manage our inventories, markdowns, and inventory shortage; information or data security breaches, including cyberattacks on our transaction processing and computer information systems (including malware intrusion, data exfiltration, identity theft, and other types of cybersecurity threats), could disrupt our operations, result in theft or unauthorized disclosure of our confidential and valuable business information or credit card and other customer information, and could adversely affect our business, disrupt our operations, damage our reputation, increase our costs, and create significant legal exposure; disruptions in our supply chain or in our information systems could impact our ability to process sales and to deliver product to our stores in a timely and cost-effective manner; we are subject to risks associated with importing and selling merchandise produced in other countries; damage to our corporate reputation or brands could adversely affect our sales and operating results; to support our continuing operations, our new store and distribution center growth plans and other capital investment plans, our stock repurchase program, our debt repayments, and our quarterly dividends, we must maintain sufficient liquidity; a natural or man-made disaster in a region where we have a concentration of stores, offices, or a distribution center could harm our business; consumer problems or legal issues involving the quality, safety, or authenticity of products we sell could harm our reputation, result in lost sales, and/or increase our costs; an adverse outcome in various legal, regulatory, or tax matters could damage our reputation or brand and increase our costs. Other risk factors are set forth in our SEC filings including the Form 10-K for fiscal 2024 and fiscal 2025 Form 8-Ks and 10-Qs on file with the SEC. The factors underlying our forecasts and plans are dynamic and subject to change. As a result, any forecasts or forward-looking statements speak only as of the date they are given and do not necessarily reflect our outlook at any other point in time. We disclaim any obligation to update or revise these forward-looking statements.

About Ross Stores, Inc.
Ross Stores, Inc. is an S&P 500, Fortune 500, and Nasdaq 100 (ROST) company headquartered in Dublin, California, with fiscal 2025 revenues of $22.8 billion. The Company operates Ross Dress for Less® (“Ross”), the largest off-price apparel and home fashion chain in the United States with 1,904 locations in 44 states, the District of Columbia, Guam, and Puerto Rico at fiscal 2025 year-end. Ross offers first-quality, in-season, brand name and designer apparel, accessories, footwear, and home fashions for the entire family at savings of 20% to 60% off department and specialty store regular prices every day. The Company also operates 363 dd’s DISCOUNTS® stores in 22 states at fiscal 2025 year-end that feature a more moderately-priced assortment of first-quality, in-season apparel, accessories, footwear, and home fashions for the entire family at savings of 20% to 70% off moderate department and discount store regular prices every day. Additional information is available at www.rossstores.com.

Ross Stores, Inc.
Condensed Consolidated Statements of Earnings

	Three Months Ended		Twelve Months Ended
($000, except stores and per share data, unaudited)	January 31, 2026	February 1, 2025	January 31, 2026	February 1, 2025

Sales	$6,635,490	$5,912,279	$22,750,559	$21,129,219

Costs and Expenses
Cost of goods sold	4,831,277	4,343,622	16,447,256	15,260,506
Selling, general and administrative	990,098	837,633	3,595,946	3,283,127

Operating income	814,115	731,024	2,707,357	2,585,586

Interest income, net	(34,145)	(39,741)	(134,800)	(171,568)
Earnings before taxes	848,260	770,765	2,842,157	2,757,154
Provision for taxes on earnings	202,395	183,981	697,113	666,424
Net earnings	$645,865	$586,784	$2,145,044	$2,090,730

Earnings per share
Basic	$2.02	$1.80	$6.66	$6.36
Diluted	$2.00	$1.79	$6.61	$6.32

Weighted-average shares outstanding (000)
Basic	319,733	326,014	322,220	328,593
Diluted	322,225	328,519	324,416	330,984

Store count at end of period	2,267	2,186	2,267	2,186

Ross Stores, Inc.
Condensed Consolidated Balance Sheets

($000, unaudited)	January 31, 2026	February 1, 2025
Assets

Current Assets
Cash and cash equivalents	$4,594,392	$4,730,744
Accounts receivable	181,301	144,482
Merchandise inventory	2,630,970	2,444,513
Prepaid expenses and other	233,434	218,957
Total current assets	7,640,097	7,538,696

Property and equipment, net	4,088,760	3,792,403
Operating lease assets	3,519,610	3,294,858
Other long-term assets	300,270	279,375
Total assets	$15,548,737	$14,905,332

Liabilities and Stockholders’ Equity

Current Liabilities
Accounts payable	$2,386,418	$2,126,317
Accrued expenses and other	666,978	626,490
Current operating lease liabilities	727,855	703,337
Accrued payroll and benefits	484,407	462,284
Income taxes payable	61,779	43,666
Current portion of long-term debt	499,743	699,731
Total current liabilities	4,827,180	4,661,825

Long-term debt	1,017,863	1,515,080
Non-current operating lease liabilities	2,966,877	2,764,281
Other long-term liabilities	287,947	267,911
Deferred income taxes	261,427	187,040

Commitments and contingencies

Stockholders’ Equity	6,187,443	5,509,195
Total liabilities and stockholders’ equity	$15,548,737	$14,905,332

Ross Stores, Inc.
Condensed Consolidated Statements of Cash Flows

	Twelve Months Ended
($000, unaudited)	January 31, 2026	February 1, 2025

Cash Flows From Operating Activities
Net earnings	$2,145,044	$2,090,730
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	509,391	446,788
Stock-based compensation	175,354	156,298
Gain on sale of property	—	(61,575)
Deferred income taxes	74,387	(9,198)
Change in assets and liabilities:
Merchandise inventory	(186,457)	(252,293)
Other current assets	(47,382)	(27,319)
Accounts payable	285,244	154,664
Other current liabilities	50,784	(123,556)
Income taxes	17,161	(27,457)
Operating lease assets and liabilities, net	2,362	12,627
Other long-term, net	995	(2,721)
Net cash provided by operating activities	3,026,883	2,356,988

Cash Flows From Investing Activities
Additions to property and equipment	(819,275)	(720,104)
Proceeds from sale of property	—	82,642
Net cash used in investing activities	(819,275)	(637,462)

Cash Flows From Financing Activities
Issuance of common stock related to stock plans	25,330	25,085
Treasury stock purchased	(79,878)	(86,092)
Repurchase of common stock	(1,050,021)	(1,049,979)
Excise tax paid on repurchase of common stock	(9,443)	(8,798)
Dividends paid	(528,085)	(488,721)
Payment of long-term debt	(700,000)	(250,000)
Net cash used in financing activities	(2,342,097)	(1,858,505)

Net decrease in cash, cash equivalents, and restricted cash and cash equivalents	(134,489)	(138,979)

Cash, cash equivalents, and restricted cash and cash equivalents:
Beginning of period	4,796,462	4,935,441
End of period	$4,661,973	$4,796,462

Reconciliations:
Cash and cash equivalents	$4,594,392	$4,730,744
Restricted cash and cash equivalents included in prepaid expenses and other	20,950	17,087
Restricted cash and cash equivalents included in other long-term assets	46,631	48,631
Total cash, cash equivalents, and restricted cash and cash equivalents:	$4,661,973	$4,796,462

Supplemental Cash Flow Disclosures
Interest paid	$55,778	$80,316
Income taxes paid, net	$605,565	$703,079